UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2002
_______________

Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.         Other Items

On February 14, 2002, Imagis Technologies Inc. ("Imagis") announced that it has been invited to present at the 14th Annual Roth Capital Growth Conference in Laguna Niguel, California on Tuesday, February 19th, 2002 at 8:30 am. Mr. Iain Drummond, President & CEO of Imagis, will discuss the dramatic increase in demand for Imagis' biometric facial recognition technology, ID-2000™, due to the heightened focus on homeland security. He will also discuss the technology's growing adoption rate among law enforcement agencies in the U.S. and in Europe.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated January 22, 2002
2.       Press Release of the Company dated January 23, 2002
3.       Press Release of the Company dated February 5, 2002
4.       Press Release of the Company dated February 12, 2002
5.       Press Release of the Company dated February 14, 2002
6.       Press Release of the Company dated February 14, 2002
7.       Press Release of the Company dated February 14, 2002

Item 9.         Regulation FD Disclosure

On January 22, 2002, Imagis Technologies Inc. ("Imagis") announced that the National Crime Squad ("NCS") has purchased a biometric facial recognition solution based on Imagis' ID-2000™ software, through Serco PLC ("Serco"), an international provider of management services to government and a business partner of Imagis. NCS, which paid over CDN$1 million for the software, intends to use the technology to crack down on international online child pornography.

On January 23, 2002, Sanyo Semiconductor Company ("Sanyo"), Imagis Technologies Inc. ("Imagis") and Intacta Technologies Inc. ("Intacta") announced that they have entered into a Memorandum of Understanding ("MOU") to form a strategic alliance to develop, manufacture and market hardware and software solutions to create integrated systems incorporating Sanyo's system design expertise in electronics, optical devices and embedded systems with Imagis' facial and image recognition algorithms and Intacta's patented encoding and compression technologies.

On February 5, 2002, Imagis Technologies Inc. ("Imagis") announced the release of its Software Development Kit, Version 8, the latest version of the Company's ID-2000™ facial recognition technology.

On February 12, 2002, Imagis Technologies Inc. ("Imagis") and Orion Scientific Systems ("Orion") announced that they have completed the deployment of a digital image and data sharing solution for use at all law enforcement agencies throughout Alameda County, California. The solution, which is based on Imagis' facial recognition software, ID-2000™, and its Computerized Arrest and Booking System, is the largest county-wide deployment of a centralized digital booking system in the western United States.

On February 14, 2002, Imagis Technologies Inc. ("Imagis") and API Services, Inc. ("API"), a leading international corporate security and consulting firm, announced that Mr. Michael Brave, the former Department of Justice Chief of the Intelligence & Investigative Operations Unit, Office of Enforcement Operations, Criminal Division, has joined the API group of companies. In his new role with API, Mr. Brave will be involved in a broad range of services and products in the growing areas of law enforcement and private security risk. In addition, he will focus on the deployment of Imagis' ID-2000™ facial recognition-based products as Federal Government and Special Projects Director.

On February 14, 2002, Imagis Technologies Inc. ("Imagis") that, pursuant to an agreement dated February 8, 2002, Imagis has retained Sanjay Sabnani, President of Typhoon Capital Consultants, LLC ("Typhoon"), as Manager of Business Development Strategy and U.S. Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: February 18, 2002	By: /s/ Rory Godinho

Rory Godinho
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued January 22, 2002
99.2	Press release issued January 23, 2002
99.3	Press release issued February 5, 2002
99.4	Press release issued February 12, 2002
99.5	Press release issued February 14, 2002
99.6	Press release issued February 14, 2002
99.7	Press release issued February 14, 2002